Exhibit 10.7b

M-TRON INDUSTRIES, INC.
2022 INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated [DATE] (the “Date of Grant”), is made by and between M-tron Industries, Inc., a Delaware corporation (the “Company”), and [PARTICIPANT NAME] (the “Participant”).

WHEREAS, the Participant is a director, officer, or other employee of, or a consultant, advisor or other independent contractor who provides services to, the Company and/or its subsidiaries;

WHEREAS, the Company desires to increase the proprietary and vested interest of the Participant in the growth, development and financial success of the Company and its subsidiaries by awarding shares of restricted stock to the Participant under the terms of the Company’s 2022 Incentive Plan (the “Plan”). These shares are issued in furtherance of the Company and the Participant’s mutual benefit.

NOW, THEREFORE, based on the foregoing recitals and in consideration of the covenants set forth herein, the parties hereto hereby agree as follows:

1.	Definitions

Any capitalized term that is not defined in this Agreement shall have the meaning given such term under the Plan.

2.	Grant of Restricted Shares

2.1	Grant; Date of Grant

On [DATE], pursuant to the Plan and subject to the terms and conditions of the Plan and this Agreement, the Company granted to the Participant an award of [# OF SHARES] shares of the Company’s common stock, par value $0.01 per share (the “Restricted Shares”).

2.2	Acceptance of Award

The Participant hereby (i) accepts the award of Restricted Shares described in Section 2.1, (ii) represents and warrants to the Company that he or she has received and read a copy of the Plan, (iii) agrees that the Restricted Shares will be held by the Participant and his or her successors subject to (and will not be disposed of except in accordance with) all of the restrictions, terms and conditions contained in the Plan and this Agreement, and (iv) agrees that any certificates issued or shares entered electronically by the Company’s registrar (“Registrar”) for the Restricted Shares in accordance with Section 3.4 may bear the following legend or notice on the books of the Registrar or such other legend or notice as the Company deems appropriate:

“TRANSFERS OF THE SHARES ARE SUBJECT TO THE TERMS OF THE COMPANY’S 2022 INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDER THEREOF. NO TRANSFER OF THE SHARES SHALL BE VALID OR EFFECTIVE UNTIL THE CONDITIONS WITH RESPECT TO SUCH TRANSFER CONTAINED IN SUCH PLAN AND AGREEMENT HAVE BEEN MET. COPIES OF SUCH PLAN AND AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE COMPANY’S FINANCIAL OFFICER/SECRETARY.”

3.	Vesting, Forfeiture and Restrictions on Transfer of Shares

3.1	Vesting

The Participant’s interest in the Restricted Shares shall vest as follows, unless otherwise accelerated by the terms of an employment agreement:

[# OF SHARES] shares on [DATE]

3.2	Restrictions on Transfers and Forfeiture of Restricted Shares

Except as otherwise provided in this Agreement, the Participant may not sell, assign, transfer, pledge or otherwise dispose of or encumber any of the Restricted Shares, or any interest therein, Any proposed sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Agreement shall be void and of no effect and shall give no right to the purported transferee. Anything in this Section 3 to the contrary notwithstanding, any sales of Restricted Shares shall be made subject to, and in accordance with the terms and conditions of, the Company’s “Policies and Procedures Governing Sales and Purchases of Company Securities by Insiders” or any successor policy relating to such subject matter hereafter adopted by the Company.

3.3	Ownership Rights

Except as provided in Section 3.2, with respect to the Restricted Shares, the Participant shall have all of the rights of a stockholder of the Company, including the rights to vote the Restricted Shares and to receive any cash dividends declared thereon. Stock dividends, if any, issued with respect to the Restricted Shares shall be treated as additional Restricted Shares subject to the same restrictions, terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, the Restricted Shares with respect to which such stock dividends are issued.

3.4	Stock

As soon as practicable after a grant date and the execution and delivery of this Agreement by the Participant and the Company, the Company’s Secretary shall notify the Registrar of the grant of shares to the Participant, including the number of shares, the date of the grant and restrictions on the shares to be registered in his or her name, and shall bear whatever legend the Company deems appropriate, including, but not limited to, the legend set forth in Section 2.2. Such restricted shares shall be held in custody by the Company (or in trust by a trustee) until the Restricted Shares become vested and all other conditions of delivery set forth in the Plan and this Agreement are satisfied.

3.5	Certain Restrictions

By accepting the Restricted Shares, the Participant agrees that if, at the time of delivery of the Restricted Shares issued hereunder, any subsequent sale of such Restricted Shares is not covered by an effective registration statement under the Securities Act of 1933, as amended, (the “Act”), the Participant will acquire the Restricted Shares for the Participant’s own account and without a view to resale or distribution in violation of the Act or any other securities law. The Participant may be required by the Company to give a representation in writing that he or she is acquiring the securities for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. Furthermore, the Participant may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this Agreement. The Company shall not be obligated to issue the Restricted Shares pursuant to this grant if, in the opinion of counsel to the Company, the Restricted Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Restricted Shares have been so registered or otherwise qualified.

4.	Miscellaneous

4.1	Administration

The Committee, or in lieu of the Committee, the Board, shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee, or in lieu of the Committee, the Board, shall be final and binding upon the Participant, the Company and all other interested persons.

4.2	Agreement Subject to the Plan.

The Restricted Shares are granted pursuant to the Plan and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time as provided in Article 11 of the Plan. Notwithstanding the foregoing, except as provided in Section 11.3 of the Plan, no termination, suspension or amendment of the Plan or this Agreement may adversely affect any outstanding Award without the consent of the affected Participant or his or her beneficiary; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under the Plan. Any rules and regulations the Committee may adopt for the purpose of administering the Plan, as well as any interpretation or construction by the Committee of the Plan or this Agreement, shall be final and binding upon the Participant and his or her heirs and assigns.

4.3	Reorganization of Company and Subsidiaries

The existence of this Agreement shall not, in any way, affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

4.4	Taxes

The participant understands that he or she (and not the Company) shall be responsible for any tax obligation that may arise as a result of the transactions contemplated by this Agreement. The Company makes no representation or commitment that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Agreement.

4.5	Notices

All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or when actually received after mailing by certified or registered mail, postage prepaid, return receipt requested: (a) to the Company, at 2525 Shader Rd., Orlando, Florida 32804, Attention: Chief Financial Officer, (b) to the Participant, at the address set forth beneath his or her signature on the signature page hereto, or (c) to either party, at such other address as the party may designate by written notice in the foregoing manner.

4.6	Severability

In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

4.7	Entire Agreement; Amendment

This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the subject matter contained herein, and may not be modified or waived, except as provided in the Plan or in a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement shall be void and ineffective for all purposes.

4.8	Governing Law

This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to its principles of conflict of laws.

4.9	Binding Agreement; Assignment.

This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with the terms hereof) the Restricted Shares or any part of this Agreement without the prior express written consent of the Company.

4.10	Headings.

The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

4.11	Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

4.12	Further Assurances.

Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder.

IN WITNESS WHEREOF, the Company and Participant have duly executed this Agreement effective as of the Date of Grant.

M-TRON INDUSTRIES, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:
Address: